Exhibit (c)(19)

                        UNITED STATES DISTRICT COURT
                   FOR THE EASTERN DISTRICT OF PENNSYLVANIA

- - - - - - - - - - - - - - - - - x
ALLIEDSIGNAL INC.,
                                  :
                  Plaintiff,
                                  :
            v.                          C.A. No.  98-CV-4058 (JTG)
                                  :
AMP INCORPORATED,
                                  :
                  Defendant.
- - - - - - - - - - - - - - - - - x

- - - - - - - - - - - - - - - - - x
AMP INCORPORATED
                                  :
                  Plaintiff,
                                  :
            v.                         C.A. No. 98-CV-4405 (JTG)
                                  :
ALLIEDSIGNAL INC.,
                                  :
           and
                                  :
PMA ACQUISITION CORPORATION
                                  :
                  Defendants.
- - - - - - - - - - - - - - - - - x



                                   ORDER

            AND NOW, on this 21st day of October, 1998, upon consideration of the Motion of AMP Incorporated for an Order Determining the Status of the Court's October 8, 1998 Order in the Case of AMP Incorporated v. AlliedSignal Inc. et al. Enjoining the Consent Solicitation, it is hereby ORDERED AND DECREED that AlliedSignal's consent solicitation continues to be and is enjoined until such time as the Court, on a proper record, has determined whether AlliedSignal has complied with the October 8, 1998 Order and has made such further order as may be appropriate.


                                    /s/ James T. Giles
                                    --------------------------------------
                                    JAMES T. GILES
                                    United States District Judge